Exhibit 99.1
Investor Relations
+1 (937) 458-6600
ROBBINS & MYERS ANNOUNCES THIRD QUARTER 2011 RESULTS
Record orders and sales levels; energy markets remain strong;
T-3 performance exceeds expectations
DAYTON, OHIO, June 22, 2011...Robbins & Myers, Inc. (NYSE: RBN) today reported diluted net earnings per share (DEPS) of $1.54 in its fiscal third quarter ended May 31, 2011, including a $1.16 net gain from the sale of its Romaco business in April. DEPS from continuing operations were $0.41 compared with $0.20 in the prior year third quarter. Adjusting for charges relating to the January 10, 2011 acquisition of T-3 Energy Services, Inc., the Company earned $0.53 per share from continuing operations in the third quarter of 2011. Current quarter adjusted DEPS included a charge of $0.15 per share to reduce the value of certain tax assets in the Company’s Process Solutions business.
Consolidated sales were at an all-time high of $237 million in the third quarter of 2011. Excluding T-3, sales were $170 million, representing 42% growth over the prior year quarter. Both of Robbins & Myers’ business platforms achieved strong growth. Consolidated third quarter 2011 orders were a record $263 million, or $171 million excluding T-3, 29% higher than the comparable prior year period. Backlog at the end of the recent quarter stood at $248 million. These results exclude Romaco, which is included in income from discontinued operations.
“Performance across our energy product lines exceeded expectations this quarter due to very strong demand from our oil & gas customers,” said Peter C. Wallace, President and Chief Executive Officer of Robbins & Myers, Inc. “T-3 booked a record level of orders in the quarter, benefitting from higher drill rig deployments and later-cycle new rig builds. The business has outperformed our expectations since we acquired it in January, and the integration remains on track.”
Third quarter 2011 earnings before interest and taxes (EBIT) were $39 million or a record $47 million excluding one-time charges relating to the acquisition of T-3, significantly higher than the $12 million reported in the third quarter of 2010. Adjusted EBIT margins were 19.8%, double the margins in the prior year third quarter. The Company reported adjusted EBITDA of $54 million in the third quarter of 2011, compared with $15 million in the third quarter of fiscal 2010.
Robbins & Myers generated $39 million of cash from operating activities in the third quarter of fiscal 2011 compared with $28 million in the prior year same quarter. Working capital efficiency improved across the enterprise, and the Company ended the recent quarter with $172 million of cash and $1 million of debt.
“Recent record-setting performance reflects in part a more profitable portfolio of businesses following the recent acquisition of T-3 and divestiture of Romaco,” said Mr. Wallace. “The Company supplies products and services that improve customer productivity in critical applications. We are improving product management, engineering and customer-facing capabilities to support our organic growth strategy, and our acquisition program focuses on new platforms for growth and businesses that complement existing product lines. We have ample financial capacity to support our growth programs.”
Updated Guidance
Based on current strength in energy markets and the Company’s backlog levels, Robbins & Myers increased its fiscal 2011 adjusted DEPS forecast from $1.95-$2.15 to $2.23-$2.33 and expects to earn $0.65-$0.75 in its fourth quarter of 2011. The Company’s forecasts exclude restructuring costs, one-time costs associated with the T-3 acquisition, gains resulting from the sale of the Romaco businesses, and income from discontinued operations.
Discontinued Operations
Discontinued operations represent the net income of the Romaco business for all periods presented prior to its April 29, 2011 divestiture. Discontinued operations in the third quarter and nine months ended May 31, 2011 also include a $53 million gain from the sale of the Romaco business.
Third Quarter Results by Segment
All comparisons are made against the comparable year-ago quarterly period unless otherwise stated.
The Company’s Fluid Management segment reported orders of $204 million, or $111 million excluding T-3, up 32%, due to strength in energy and industrial markets. Sales were $181 million in the third quarter, or $112 million excluding T-3, an increase of 43%. Adjusted EBIT was $51 million or 28.3% of sales, an increase of 310 basis points. Ending backlog of $155 million, which includes $90 million from T-3, compared with $52 million at the end of the prior year third quarter.
The Process Solutions segment reported orders of $59 million, an increase of 24% due to improving demand for capital goods in certain regional chemical markets. Sales of $57 million were 42% higher, and the business reported $1.5 million of EBIT in the third quarter of 2011 compared with a $1.9 million loss. Backlog expanded for the seventh consecutive quarter, ending the quarter at $93 million. European restructuring activities are expected to be expanded in the fourth quarter of 2011 to improve the business’ long-term cost structure.
Conference Call to Be Held Today, June 22 at 10:00 AM (Eastern)
A conference call to discuss third quarter 2011 financial results is scheduled for 10:00 AM Eastern on Wednesday, June 22, 2011. The call can be accessed at www.robn.com or by dialing 866-356-3093 (US/Canada) or +1-617-597-5381, using conference ID #53772485. Replays of the call can be accessed by dialing 888-286-8010 (US/Canada) or +1-617-801-6888, both using replay ID #50085776.

About Robbins & Myers
Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets.
In this release the Company refers to EBIT, adjusted EBIT, adjusted EBITDA and adjusted DEPS, all non-GAAP measures. The Company uses these measures to evaluate its performance and believes these measures are helpful to investors in assessing its performance. A reconciliation of EBIT to net income is included in our Condensed Consolidated Income Statement, and other reconciliations are included in this press release. EBIT, adjusted EBIT, adjusted EBITDA and adjusted DEPS are not a measure of cash available for use by the Company.
Forward-Looking Statements
Statements set forth in this press release that are not historical facts, including statements regarding future financial performance, future market demand, future benefits to shareholders, future economic and industry conditions, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: costs and difficulties related to the integration of T-3; the inability to or delay in obtaining cost savings and synergies from the T-3 merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; a significant decline in capital expenditures within the markets served by the Company; the ability to realize the benefits of restructuring programs; increases in competition; changes in the availability and cost of raw materials; foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela; work stoppages related to union negotiations; customer order cancellations; the possibility of product liability lawsuits that could harm our businesses; events or circumstances which result in an impairment of, or valuation against, assets; the potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to export and import of products and materials, and changes in the interpretation and application of such laws and regulations; the outcome of audit, compliance, administrative or investigatory reviews; proposed changes in U.S. tax law which could impact our future tax expense and cash flow; decline in the market value of our pension plan investment portfolios; and other important risk factors discussed more fully in the Company’s reports on Form 10-K/A for the year ended August 31, 2010; its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed from time to time with the SEC. Robbins & Myers does not undertake any obligation to revise or update publicly any forward-looking statements for any reason.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
     (Unaudited)

(in thousands)	May 31, 2011	August 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$172,066	$149,213
Accounts receivable	157,093	93,466
Inventories	157,860	84,716
Other current assets	13,110	5,983
Deferred taxes	16,993	13,683
Assets of discontinued operations	—	79,247

Total Current Assets	517,122	426,308

Goodwill & Other Intangible Assets	801,946	253,515
Deferred Taxes	24,224	31,002
Other Assets	12,799	9,715
Property, Plant & Equipment	156,715	96,481

	$1,512,806	$817,021

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$77,296	$45,888
Accrued expenses	85,957	71,905
Current portion of long-term debt	1,173	133
Liabilities of discontinued operations	—	46,815

Total Current Liabilities	164,426	164,741

Long-Term Debt — Less Current Portion	24	93
Deferred Taxes	105,253	40,615
Other Long-Term Liabilities	119,623	120,548
Total Equity	1,123,480	491,024

	$1,512,806	$817,021

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT
     (Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
(in thousands, except per share data)	2011	2010	2011	2010
Sales	$237,058	$119,711	$561,642	$338,269
Cost of sales	150,984	78,717	356,887	227,666

Gross profit	86,074	40,994	204,755	110,603
Selling, general and administrative expenses	44,564	29,273	109,679	82,182
Other expense	2,828	—	16,140	—

Income before interest and income taxes (EBIT)	38,682	11,721	78,936	28,421
Interest expense, net	56	102	39	406

Income from continuing operations before income taxes	38,626	11,619	78,897	28,015
Income tax expense	19,431	4,729	33,150	10,729

Net income from continuing operations	19,195	6,890	45,747	17,286
Income from discontinued operations, net of tax	52,035	1,436	53,637	1,719

Net income including noncontrolling interest	71,230	8,326	99,384	19,005
Less: Net income attributable to noncontrolling interest	275	164	796	620

Net income attributable to Robbins & Myers, Inc.	$70,955	$8,162	$98,588	$18,385

Net income per share from continuing operations:
Basic	$0.41	$0.20	$1.14	$0.51
Diluted	$0.41	$0.20	$1.13	$0.51

Net income per share:
Basic	$1.56	$0.25	$2.50	$0.56
Diluted	$1.54	$0.25	$2.48	$0.56

Weighted average common shares outstanding:
Basic	45,616	32,941	39,449	32,913
Diluted	45,965	33,016	39,812	32,973

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED BUSINESS SEGMENT INFORMATION FOR CONTINUING OPERATIONS
 (Unaudited)

	Three Months Ended			Nine Months Ended
	May 31,		May 31,	May 31,		May 31,
(in thousands)	2011		2010	2011		2010
Customer Sales
Fluid Management	$180,506		$79,813	$406,628		$214,971
Process Solutions	56,552		39,898	155,014		123,298

Total	$237,058		$119,711	$561,642		$338,269

Income Before Interest and Income Taxes (EBIT) (4)
Fluid Management	$42,909	(1)	$20,104	$97,870	(2)	$50,471
Process Solutions	1,525		(1,895)	3,150		(6,084)
Corporate and Eliminations	(5,752)		(6,488)	(22,084)	(3)	(15,966)

Total	$38,682		$11,721	$78,936		$28,421

Depreciation and Amortization
Fluid Management	$8,883		$1,995	$19,733		$6,011
Process Solutions	1,269		1,262	3,741		4,164
Corporate and Eliminations	97		74	243		231

Total	$10,249		$3,331	$23,717		$10,406

Orders
Fluid Management	$204,000		$84,987	$449,651		$232,954
Process Solutions	58,666		47,320	164,601		134,034

Total	$262,666		$132,307	$614,252		$366,988

Backlog
Fluid Management	$155,084		$52,000	$155,084		$52,000
Process Solutions	92,834		68,323	92,834		68,323

Total	$247,918		$120,323	$247,918		$120,323

(1)	Includes merger related costs of $2.8 million associated with backlog amortization and $5.4 million of expense due to inventory write-up values recorded in cost of sales.

(2)	Includes merger related costs of $10.2 million associated with employee termination benefits, backlog amortization and $9.5 million of expense due to inventory write-up values recorded in cost of sales.

(3)	Includes costs of $5.9 million due to merger related professional fees and accelerated equity compensation expense.

(4)	EBIT is a non-GAAP measure. The Company uses this measure to evaluate its performance and believes this measure is helpful to investors in assessing its performance. A reconciliation of this measure to net income is included in our Condensed Consolidated Income Statement. EBIT is not a measure of cash available for use by the Company.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
 (Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
(in thousands)	2011	2010	2011	2010
Operating activities:
Net income including noncontrolling interest	$71,230	$8,326	$99,384	$19,005
Depreciation and amortization	10,655	3,906	25,390	12,131
Gain on sale of businesses	(53,357)	—	(53,357)	—
Gain on asset sales	—	—	—	(547)
Working capital	2,421	12,803	(53,442)	21,539
Other changes, net	7,591	2,576	7,733	4,986

Cash provided by operating activities	38,540	27,611	25,708	57,114

Investing activities:
Business acquisition, net of cash acquired	—	—	(90,410)	—
Proceeds from sale of businesses	89,247	—	89,247	—
Capital expenditures, net of nominal disposals	(7,026)	(3,259)	(14,223)	(6,706)
Proceeds from asset sales	—	—	—	1,094

Cash provided (used) by investing activities	82,221	(3,259)	(15,386)	(5,612)

Financing activities:
Payments of long-term debt, net	(728)	(30,227)	(3,097)	(29,657)
Dividends paid	(2,053)	(1,402)	(5,493)	(4,115)
Proceeds from issuance of common stock and other, net	7,319	273	22,905	639

Cash provided (used) by financing activities	4,538	(31,356)	14,315	(33,133)
Exchange rate impact on cash	(4,014)	(2,719)	(1,784)	(3,841)

Increase (decrease) in cash	121,285	(9,723)	22,853	14,528
Cash and cash equivalents at beginning of period	50,781	132,420	149,213	108,169

Cash and cash equivalents at end of period	$172,066	$122,697	$172,066	$122,697

ROBBINS & MYERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBIT, ADJUSTED EBIT, ADJUSTED EBIT MARGIN % AND ADJUSTED EBITDA
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO ADJUSTED DILUTED
     EARNINGS PER SHARE FROM CONTINUING OPERATIONS
     (Unaudited)

	Three Months Ended
	May 31,	May 31,
(in thousands, except per share data)	2011	2010
CONSOLIDATED:
Net income attributable to Robbins & Myers, Inc.	$70,955	$8,162
Net income of discontinued operations	(52,035)	(1,436)
Net income attributable to noncontrolling interest	275	164
Income tax expense	19,431	4,729
Interest expense, net	56	102

EBIT (operating profit)	38,682	11,721

Special items:
Fluid Management Segment:
Backlog amortization	2,828	—
Inventory write-up expensed in cost of sales	5,396	—

	8,224	—

Adjusted EBIT	46,906	11,721
Adjusted EBIT margin	19.8%	9.8%

Depreciation and amortization, excluding backlog amortization	7,421	3,331

Adjusted EBITDA	$54,327	$15,052

Diluted EPS from continuing operations	$0.41
Per share effect of special items above	0.12

Adjusted Diluted EPS from continuing operations	$0.53

FLUID MANAGEMENT SEGMENT:
EBIT	$42,909
Backlog amortization	2,828
Inventory write-up expensed in cost of sales	5,396

Adjusted EBIT	$51,133

Adjusted EBIT margin	28.3%
EBIT (operating profit), adjusted EBIT, adjusted EBIT margin %, adjusted EBITDA and adjusted diluted EPS from continuing operations are non-GAAP financial measures. The Company uses these measures to evaluate its businesses, and allocates resources to its businesses based on EBIT. EBIT is not, however, a measure of performance calculated in accordance with accounting principles generally accepted in the United States and should not be considered as an alternative to net income as a measure of our operating results. Neither EBIT nor EBITDA are measures of cash available for use by management. Adjusted diluted EPS from continuing operations should not be considered as an alternative to reported net income as an indicator of performance.